BROADRIDGE FINANCIAL SOLUTIONS SUPPLEMENTAL REPORTING DETAIL FISCAL YEAR 2017 FIRST QUARTER ADDITIONAL PRODUCT LINE REPORTING Quarter Ended September 30, % $ in millions 2016 2015 Change Investor Communication Solutions ("ICS") Equity proxy $30.8 $29.0 6% Mutual fund interims 44.2 45.3 -2% Customer communications & fulfillment 183.7 74.2 148% Other ICS 70.4 67.4 4% Total ICS recurring fee revenues $329.1 $215.9 52% Equity & other 17.6 16.4 7% Mutual fund interims 19.8 21.6 -8% Total event driven revenues $37.5 $38.0 -1% Distribution 356.7 175.8 103% Total ICS revenues $723.3 $429.7 68% Global Technology & Operations ("GTO") Equities 154.8 146.0 6% Fixed income 33.0 30.8 7% Total GTO recurring fee revenues $187.8 $176.8 6% Foreign currency exchange (15.9) (11.7) nm Total revenues $895.3 $594.7 51% Revenues by Type Recurring fee revenues $516.9 $392.7 32% Event driven revenues 37.5 38.0 -1% Distribution revenues 356.7 175.8 103% Foreign currency exchange (15.9) (11.7) nm Total revenues $895.3 $594.7 51% Amounts may not sum due to rounding

BROADRIDGE FINANCIAL SOLUTIONS SUPPLEMENTAL REPORTING DETAIL FISCAL YEAR 2017 FIRST QUARTER RECURRING FEE REVENUE GROWTH DRIVERS Quarter Ended September 30, 2016 ICS GTO Broadridge Internal growth -1% 0% 0% Net new business 3% 4% 4% Organic recurring fee revenue growth 2% 4% 3% Acquisitions 50% 2% 28% Total recurring fee revenue growth 52% 6% 32% Amounts may not sum due to rounding

BROADRIDGE FINANCIAL SOLUTIONS SUPPLEMENTAL REPORTING DETAIL FISCAL YEAR 2017 FIRST QUARTER SELECT OPERATING STATISTICS Quarter Ended September 30, % $ in millions 2016 2015 Change Closed Sales $21.7 $17.2 26% Record Growth 1 Equities proxy 1% 2% Mutual fund interims 1% 6% Internal Trade Growth2 Equity -3% 8% Fixed income -2% 4% 1 2 who were on Broadridge's trading platforms in both the current and prior year period Internal trade growth represents the growth in trade volumes for clients whose contracts are linked to trade volumes and Stock record growth and interim record growth measure the annual change in total positions for equity proxies and mutual fund interims, respectively, for equities and mutual funds’ position data reported to Broadridge in both the current and prior year periods.